UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2009

PLX TECHNOLOGY, INC.
 (Exact Name of Registrant as Specified in its Charter)

DELAWARE
 (State or Other Jurisdiction of Incorporation)

    000-25699                                    94-3008334
              (Commission File Number)                      (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
 (Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
 (Registrant's telephone number, including area code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                      Unregistered Sales of Equity Securities.

On December 15, 2008, PLX Technology, Inc. (“PLX”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Osprey Acquisition Sub, Inc., a wholly-owned subsidiary of PLX, Oxford Semiconductor, Inc. (“Oxford”) and VantagePoint Venture Partners IV (Q), L.P., in its capacity as stockholder representative.  On January 2, 2009, PLX completed the acquisition of Oxford pursuant to the terms of the Merger Agreement, as amended.

Pursuant to the Merger Agreement, PLX acquired all of the outstanding shares of capital stock of Oxford in exchange for 5,600,000 shares of common stock of PLX and a promissory note in the principal amount of $14,200,000 (the “Note”) that will be satisfied by either (i) the issuance of an additional 3,400,000 shares of common stock of PLX (the “Note Satisfaction Shares”) upon approval of PLX’s stockholders, or (ii) the repayment of the principal amount of the Note if such stockholder approval is not obtained by June 30, 2009.

PLX convened a special meeting of its stockholders for the purpose of voting on the approval of the issuance of the Note Satisfaction Shares on May 22, 2009 (the “Special Meeting”), at which meeting the stockholders approved such issuance.  The Note Satisfaction Shares are being issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”) by reason of Section 4(2) thereof and/or Regulation D promulgated under the Act.  PLX intends to file a registration statement on Form S-3 covering the resale into the public market of the Note Satisfaction Shares.

On May 27, 2009, PLX issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the stockholder approval of the issuance of the Note Satisfaction Shares. The press release is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit Number             Description
____________            _________

99.1                                 Press Release dated May 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

Dated: May 27, 2009	By:	/s/ ARTHUR O. WHIPPLE
Arthur O. Whipple
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number             Description
____________            _________

99.1                                 Press Release dated May 27, 2009.